United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):

January 2, 2014

Black Knight InfoServ, LLC

(Exact name of Registrant as Specified in its Charter)

001-34005

(Commission File Number)

Delaware	26-1547801
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification Number)

601 Riverside Avenue

Jacksonville, Florida 32204

(Addresses of Principal Executive Offices)

(904) 854-5100

(Registrant’s Telephone Number, Including Area Code)

Lender Processing Services, Inc.

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On January 2, 2014, upon consummation of the Merger (defined below), Lender Processing Services, Inc., a Delaware corporation (“LPS”), entered in to a Supplemental Indenture with Fidelity National Financial, Inc., a Delaware corporation (“FNF”), Black Knight Lending Solutions, Inc., a Delaware corporation (“BKLS”), and U.S. Bank National Association, as trustee (the “Supplemental Indenture”), to the Indenture (as supplemented by the Supplemental Indenture, the “Indenture”), dated as of October 12, 2012, among LPS, the subsidiary guarantors party thereto and U.S. Bank National Association, as trustee, related to LPS’ 5.75% Senior Notes due 2023 (the “Notes”).

Pursuant to the terms of the Supplemental Indenture, (i) FNF became a guarantor of LPS’ obligations under the Notes and agreed to fully and unconditionally guarantee the Notes, on a joint and several basis with the guarantors named in the Indenture, and (ii) BKLS became a “co-issuer” of the Notes and agreed to become a co-obligor of LPS’ obligations under the Indenture and the Notes, on the same terms and subject to the same conditions as LPS, on a joint and several basis. On January 3, 2014, LPS was converted into a Delaware limited liability company and renamed Black Knight InfoServ, LLC. See Items 5.01 5.02 and 5.03 below. As required by the terms of the Indenture, BKLS was added as a “co-issuer” of the Notes in contemplation of such conversion. Pursuant to the terms of the Indenture, the Notes are currently in a covenant suspension period.

The foregoing summary of the Supplemental Indenture does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Supplemental Indenture, which is filed as Exhibit 4.1 hereto and incorporated by reference herein.

Item 2.01	Completion of Acquisition or Disposal of Assets.

On January 2, 2014, FNF, completed the acquisition of LPS pursuant to the Agreement and Plan of Merger (the “Merger Agreement”), dated as of May 28, 2013, among FNF, Lion Merger Sub, Inc., a Delaware corporation and a subsidiary of FNF (“Merger Sub”), and LPS. Pursuant to the Merger Agreement, Merger Sub merged with and into LPS (the “Merger”), with LPS surviving as a subsidiary of FNF, and each outstanding share of common stock, par value $0.0001 per share, of LPS (the “LPS Common Stock”) (other than shares owned by the LPS, its subsidiaries, FNF or Merger Sub and shares in respect of which appraisal rights had been properly exercised and perfected under Delaware law) was automatically converted into the right to receive (i) $28.102 in cash and (ii) 0.28742 of a share of Class A common stock, par value $0.0001 per share, of FNF (“FNF Common Stock”) (the “Merger Consideration”). The Merger was effective on January 2, 2014.

In connection with the Merger, FNF issued approximately 25.9 million shares of FNF Common Stock and paid approximately $2.5 billion in cash to former stockholders and equity award holders of LPS.

Upon the closing of the Merger, the shares of LPS Common Stock, which previously traded under the ticker symbol “LPS” on the New York Stock Exchange (the “NYSE”), ceased trading on, and were delisted from, the NYSE.

The foregoing description of the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which is attached as Exhibit 2.1 to LPS’ Current Report on Form 8-K filed with the Securities and Exchange Commission (the “Commission”) on May 28, 2013.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer or Listing.

In connection with the consummation of the Merger, the NYSE was notified that each outstanding share of LPS Common Stock was converted pursuant to the Merger into the right to receive the Merger Consideration, subject to the terms and conditions of the Merger Agreement. LPS requested that the NYSE file a notification of removal from listing on Form 25 with the SEC with respect to the delisting of the shares of LPS Common Stock. LPS Common Stock was delisted and removed from trading on the NYSE on January 3, 2014.

Item 3.03	Material Modification to Rights of Security Holders.

Pursuant to the Merger Agreement, each outstanding share of LPS Common Stock (other than shares owned by the LPS, its subsidiaries, FNF or Merger Sub and shares in respect of which appraisal rights had been properly exercised and perfected under Delaware law) was automatically converted into the right to receive the Merger Consideration.

At the effective time of the Merger, holders of shares of LPS Common Stock ceased to have any rights as stockholders of LPS, other than the right to receive the Merger Consideration in accordance with the Merger Agreement or, in the case of shares of LPS Common Stock held by stockholders properly exercising appraisal rights available under Delaware law, appraisal rights.

The information in Items 1.01 and 2.01 are incorporated herein by reference.

Item 5.01	Change in Control of Registrant.

As a result of the Merger, a change of control of LPS occurred on January 2, 2014, and LPS became an indirect subsidiary of FNF. On January 3, 2014, LPS was converted into a Delaware limited liability company and renamed Black Knight InfoServ, LLC, and pursuant to an internal reorganization, Black Knight InfoServ, LLC was transferred to another indirect subsidiary of FNF.

FNF’s sources of funds for the Merger include FNF Common Stock and cash. The cash portion of the merger consideration was funded by FNF through a combination of the following: (i) borrowings under its senior unsecured delayed draw term loan facility; (ii) borrowings under its third amended and restated revolving credit facility; (iii) borrowings under its committed senior unsecured bridge facility; and (iv) FNF cash on hand, including proceeds from its equity offering, completed on October 30, 2013.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Upon the closing of the Merger, the sole director of Merger Sub immediately prior to the Merger became the sole director of LPS. Furthermore, immediately following the closing of the Merger, each of the executive officers of LPS ceased to serve in such capacity and the sole director of LPS appointed Brent B. Bickett to serve as President and Michael L. Gravelle to serve as Executive Vice President, General Counsel and Corporate Secretary.

On January 3, 2014, LPS was converted, pursuant to a certificate of conversion under the laws of the State of Delaware, into a Delaware limited liability company called Black Knight InfoServ, LLC. Black Knight InfoServ, LLC is a member managed limited liability company with Michael L. Gravelle, Kirk T. Larsen and Thomas J. Sanzone serving as the managing members. Following the conversion of LPS into Black Knight InfoServ, LLC, the managing members of Black Knight InfoServ, LLC appointed Thomas J. Sanzone to serve as President, Brent B. Bickett to serve as Executive Vice President and Michael L. Gravelle to serve as Executive Vice President, General Counsel and Corporate Secretary.

Item 5.03	Amendments to Article of Incorporation or Bylaws; Change in Fiscal Year.

Following the effective time of the Merger, as contemplated by the Merger Agreement, the certificate of incorporation and bylaws of the surviving corporation were amended and restated to be the certificate of incorporation and by-laws of Merger Sub as in effect immediately prior to the effective time of the Merger (except as to the name of the surviving corporation). On January 3, 2014, LPS was converted, pursuant to a certificate of conversion under the laws of the State of Delaware, into Black Knight InfoServ, LLC. The certificate of conversion of LPS and the certificate of formation and limited liability company operating agreement of Black Knight InfoServ, LLC are attached hereto as Exhibits 3.1 and 3.2, respectively, and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated as of May 28, 2013, among Fidelity National Financial, Inc., Lion Merger Sub, Inc. and Lender Processing Services, Inc. (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by Lender Processing Services, Inc., the predecessor to Black Knight InfoServ, LLC, on May 28, 2013).

3.1	Certificate of Conversion of Lender Processing Services, Inc.

3.2	Certificate of Formation of Black Knight InfoServ, LLC.

3.3	Limited Liability Company Operating Agreement of Black Knight InfoServ, LLC.

4.1	Supplemental Indenture, dated as of January 2, 2014, among Lender Processing Services, Inc., Fidelity National Financial, Inc., Black Knight Lending Solutions, Inc. and U.S. Bank National Association, as trustee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 6, 2014

BLACK KNIGHT INFOSERV, LLC

/s/ Michael L. Gravelle
Name:	Michael L. Gravelle
Title:	Executive Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated as of May 28, 2013, among Fidelity National Financial, Inc., Lion Merger Sub, Inc. and Lender Processing Services, Inc. (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by Lender Processing Services, Inc., the predecessor to Black Knight InfoServ, LLC, on May 28, 2013).

3.1	Certificate of Conversion of Lender Processing Services, Inc.

3.2	Certificate of Formation of Black Knight InfoServ, LLC.

3.3	Limited Liability Company Operating Agreement of Black Knight InfoServ, LLC.

4.1	Supplemental Indenture, dated as of January 2, 2014, among Lender Processing Services, Inc., Fidelity National Financial, Inc., Black Knight Lending Solutions, Inc. and U.S. Bank National Association, as trustee.